Exhibit N.7

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by Kohlberg Capital, LLC.

/s/ Gary Cademartori
Name: Gary Cademartori

Dated: October 24, 2006